UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     August 11, 2009

Tootie Pie Company, Inc.
(Exact name of registrant as specified in its charter)

NV	333-135702	72-1602919
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

129 Industry Drive, Boerne, TX 78006
(Address of principal executive offices)(Zip Code)

(210) 737-6600
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On August 11, 2009, Tootie Pie Company, Inc. (the “Company”) entered into an Asset Purchase and Sale Agreement (the “Agreement”) with Amado Mesta and Adrianna Mesta, doing business as Benny’s Bagels (the “Sellers”).  The Sellers currently operate two Benny’s Bagels locations in San Antonio, Texas (the “Business”).

Pursuant to the Agreement, the Company agreed to purchase certain assets used in the Business, subject to the successful completion of due diligence which includes but is not limited to, an investigation of the financial statements of the Business.  The purchase price will be comprised of (a) a cash payment of $110,000 and (b) 300,000 restricted shares of the Company’s common stock.  The issuance of common stock will be subject to a separate stock delivery agreement and the number of shares to be issued may be adjusted, pursuant to such agreement in the event the Sellers fail to pay a required obligation as described in the Agreement and the Company pays such obligation.

The assets to be purchased by the Company include:

•

inventory of the Business;

•

all furniture, fixtures and equipment of the Business;

•

customer files, including names, addresses and telephone numbers;

•

the telephone numbers and web address used by the Business;

•

names, addresses and phone numbers for all manufacturers, vendors and distributors;

•

lease agreements for the Business’s current locations;

•

all trade names and trademarks associated with the Business including “Benny’s Bagels;” and

•

all licenses, permits, leases, deposits, goodwill and other contract rights or assets utilized in the operation of the Business.

Upon closing of the transaction contemplated by the Agreement, the Seller will deliver to the Company a Bill of Sale conveying title of the above-described assets to the Company and assignment of the trade name “Benny’s Bagels.” The Company will deliver a stock delivery agreement and a copy of the Company’s corporate resolutions to execute and deliver the Agreement and the stock delivery agreement.

The Sellers have also agreed that, for a period of two years following the closing of the transaction, the Sellers will not, directly or indirectly, (a) engage in the selling of coffee, bagels pastry or pies, or any related business in competition with the Company, within 60 miles of San Antonio, Texas; (b) solicit any of the Company’s customers; or (c) induce, or attempt to influence, any employee of the Company to terminate his or her employment with the Company or to enter into any employment or business relationship with any other person (including the Sellers), firm or corporation.

This report contains forward-looking statements that involve risks and uncertainties.  You should not place undue reliance on these forward-looking statements.  Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the risks described in our annual report on Form 10-K and other reports we file with the Securities and Exchange Commission.  Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made.  We do not intend to update any of the forward-looking statements after the date of this report to conform these statements to actual results or to changes in our expectations, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 17, 2009		TOOTIE PIE COMPANY, INC.

	By:	/s/ Don L. Merrill, Jr.
Don L. Merrill, Jr. President and Chief Executive Officer